5                       0189370.02
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            Form 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                        February 18, 1999


        .............ELMER'S RESTAURANTS, INC...........
     (Exact name of registrant as specified in its charter)


 ........Oregon...................0-14837............93-0836824...
(State or other jurisdiction    (Commission         (IRS Employer
  of incorporation)          File Number)     Identification No.)


 .......11802 SE Stark, Portland, Oregon................97216....
      (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code..
                       (503) 252-1485.....

  ...........................Not Applicable....................
 (Former name or former address, if changed since last report.)

Item 1 Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant

Not applicable.

Item 5. Other Events.

Effective February 18, 1999, Elmer's Restaurants, Inc. (the 'Company'), merged with its majority shareholder CBW Inc. ('CBW'), a closely held Oregon corporation, in a transaction in which the Company was the surviving corporation. CBW was the operator of five restaurants in Eugene, Springfield, and Bend, Oregon. In consideration for the issuance by the Company of 770,500 new shares of the Company's restricted stock to the CBW shareholders and the assumption of approximately $4 million in debt owed by CBW arising from CBW's acquisition of the controlling block of the Company's stock on August 25, 1998 (as previously reported in CBW's Schedule 13D filing dated September 3, 1998), the Company acquired all the stock and assets of CBW including CBW's wholly owned subsidiary, CBW Food Company, LLC (which by operation of merger is now the Company's wholly-owned subsidiary). The assets include five Ashley's delis operated by CBW and an option to purchase four Richards' delis currently operated by Grass Valley Limited, Inc.

Each CBW shareholder, listed in Table 1 hereunder, received
144.4507 shares of the Company's restricted stock for every CBW share owned. The shares of Company stock previously acquired by CBW, a total of 705,000 shares, were concurrently transferred to the Company and were canceled upon receipt thereof. In further consideration for the issuance and to secure various indemnification obligations of the CBW shareholders under the merger agreement, the Company and the individual CBW shareholders executed an escrow agreement pursuant to which 220,000 shares were placed in escrow for a period of one year from the date of closing of the merger transaction. The Company's primary source of financing for the acquisition consisted of $3.08 million from its principal lender bank, Wells Fargo Bank, N.A., the proceeds of which were applied to pay down $2.75 million of the assumed debt and approximately $480,000 in other outstanding debt of the Company. The debt financing is secured by a grant of various security interests in the Company's assets as well as the issuance of continuing guaranties by both subsidiaries of the Company.

Table 1
Name of Shareholder      No. of CBW    No. of shares issued in
                         shares held   merger (and current
                                       ownership percentage)

Ken N. Boettcher         500            72,225  (5.24%)
Karen Brooks             500            72,225  (5.24%)
Thomas C. Conner         667            96,349  (6.99%)
Bruce N. Davis*          952           137,517  (9.99%)
Cordy Jensen             500            72,225  (5.24%)

____________________________
* President and Director of Elmer's Restaurants, Inc.


William W. Service+      952           137, 517 (9.99%)
Donald Woolley           667           96,349 (6.99%)
Linda E. Bolton, Trustee 500           72,225 (5.24%)
Under Restated Trust
Agreement Dated 6/8/98


___________________________
+ Chief Executive Officer and Director of Elmer's Restaurants,
Inc.


Since CBW was controlled by a number of the Company's existing directors (Messrs. Conner, Davis, Jensen, Service and Woolley), prior to consummating the merger the Company constituted a special committee of the Board of Directors consisting of directors with no ownership interests in CBW. The Company engaged the services of special counsel to advise the special committee on this transaction. The special committee reviewed a fairness opinion prepared by Veber Partners, a private investment bank based in Portland, Oregon. Veber Partners analyzed the then proposed transaction, and more particularly, the fairness, from a financial point of view, to the Company's shareholders of the consideration paid by the Company in connection with the merger. Upon a thorough review of the transaction, Veber Partners was of the opinion, in its letter dated February 17, 1999, that the consideration paid by the Company in the merger transaction was fair from a financial point of view to the Company's shareholders.

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits Filed.

Pursuant to the requirements set forth in Item 601(b)(27)(c)(vi), a Financial Data Schedule, which would otherwise reflect pro forma financial information, is not being filed at this time but will be filed upon the Company's filing of its annual report on Form 10-K for the year ended March 31, 1999 as part of the Company's audited consolidated financial statements. Due to the impracticability of obtaining all the relevant exhibits in electronic form, the Company shall file those exhibits not included herein with its annual report on Form 10-K for the year ended March 31, 1999.

                          EXHIBIT INDEX

Exhibit                                     Sequential
No.                   Description           Page No.



2 (i)     Plan of Merger, dated February 18, 1999, between
Elmer's Restaurants, Inc. and CBW Inc.

3 (i)  *  Restated Articles of Incorporation of the Company
(Incorporated herein by reference from Exhibit No. 3.1 to the Company's Annual Report on Form 10-K for the year ended March 31,
1988.)

3 (ii) * By-Laws of the Company, as amended. (Incorporated herein by reference from Exhibit 3.2 of the Company's Annual
Report on Form 10-K for the year ended March 31, 1990.)

10 (i)(a)   Merger Agreement, dated February 18, 1999, between
Elmer's Restaurants, Inc., CBW Inc., and Ken Boettcher, Karen Brooks, Thomas C. Conner, Bruce N. Davis, Cordy Jensen, William
W. Service, Gregory W. Wendt, Donald Woolley, and Linda Bolton (as Trustee Under a Restated Trust Agreement dated June 8, 1998), (collectively, all the shareholders of CBW Inc.).

10 (i)(b)   Registration Rights Agreement, dated February 18,
1999, between Elmer's Restaurants, Inc., and Ken Boettcher, Karen Brooks, Thomas C. Conner, Bruce N. Davis, Cordy Jensen, William
W. Service, Gregory W. Wendt, Donald Woolley, and Linda Bolton (as Trustee Under a Restated Trust Agreement dated June 8, 1998) (collectively, all the shareholders of CBW Inc.).

99 (i)    Fairness Opinion, dated January 13, 1999, issued by
Veber Partners to the Board of Directors of Elmer's Restaurants,
Inc.

Item 8. Change in Fiscal Year

Not applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            .....................................
                                    Elmers Restaurants, Inc.

Date March 4, 1999     ../s/ William Service, C.E.O..............
                      William W. Service, Chief Executive Officer